Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Inna Vyadro	Paul Brauneis

Director of Investor Relations	Chief Financial Officer

Avici Systems	Avici Systems

978-964-2000	978-964-2000

ivyadro@avici.com	pbrauneis@avici.com

Avici Systems Reports Second Quarter 2004 Results

Revenues Increase 23% year over year, 74% Sequentially; Loss Narrows

North Billerica, MA, July 22, 2004—Avici Systems Inc. (NASDAQ: AVCI), today reported its second quarter results for the period ended June 30, 2004.

Gross revenue for the second quarter ended June 30, 2004 was $12.1 million compared to $9.8 million for the comparable three month period ended June 30, 2003, a 23% increase, and $7.0 million in the preceding March 2004 quarter, a sequential quarterly increase of 74%. Revenue, net of common stock warrant discount, for the June 2004 quarter was $11.6 million, compared to $9.0 million for the same period last year, and $6.4 million in the March 2004 quarter.

GAAP net loss for the second quarter ended June 30, 2004 was $6.3 million, or $0.50 per share compared to a GAAP net loss of $11.3 million, or $0.92 per share in the prior year’s second quarter. GAAP net loss for the 2004 and 2003 second quarter periods includes $0.6 million and $1.1 million, respectively, for non-cash equity based charges, namely common stock warrant discount and stock based compensation, offset by credits of $0.5 million and $0.8 million, respectively, in the 2004 and 2003 second quarters, resulting from the utilization of certain inventory previously written off.

Gross revenue for the six month period ended June 30, 2004 was $19.1 million, compared with $17.4 million for the six months ended June 30, 2003, a 9% increase. Revenue, net of common stock warrant discount, for those periods was $18.0 million and $15.8 million, respectively, an increase of 14%.

GAAP net loss for the six months ended June 30, 2004 was $15.3 million, or $1.22 per share, compared to a GAAP net loss of $24.0 million or $1.95 per share for the same period last year.

Non-GAAP net loss (GAAP net loss excluding the above charges and credits) and net loss per share for the three months ended June 30, 2004 and 2003 were $6.2 million, or $0.49 per share compared to $11.0 million, or $0.90 per share, respectively. Non-GAAP net loss and net loss per share for the six months ended June 30, 2004 were $14.8 million, or $1.18 per share compared to $22.4 million, or $1.82 per share for the prior year six month period ended June 30, 2003.

Cash, marketable securities and long-term investments totaled $84.9 million at June 30, 2004.

“This quarter we saw good improvements on both our top and bottom line results,” said Steve Kaufman, President and CEO. “We are pleased with how our channels are ramping to produce significant revenue contributions and a strengthening sales pipeline of opportunities.”

Avici will discuss these quarterly results in an investor conference call today at 8:30 AM eastern daylight savings time. The conference telephone number is (888) 273-9890. A replay of the conference call will be available after 1 PM. Replay information will be available at (800) 475-6701, access code: 737856. Replay of this call is also available on Avici’s Web site, www.avici.com, along with a copy of this release.

About Avici Systems

Avici Systems Inc., headquartered in North Billerica, Mass., is a leading provider of purpose-built carrier-class routing solutions for the Internet. Avici’s family of routers is designed to meet carrier requirements for the highest scalability, reliability and network availability, while lowering the total cost of building and operating their networks. The company’s routing systems provide new IP solutions to some of the world’s leading service providers. For more information, please visit us at www.avici.com.

This release contains information about Avici’s future expectations, plans, and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, market acceptance of Avici products, services and enhancements, customer purchasing patterns and commitments, development of the market place, timely product development and enhancement, intensity of competition of other vendors, technological changes and other risks set forth in Avici’s filings with the Securities and Exchange Commission.

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AVICI SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenue:
Product	$10,423	$8,827	$16,243	$15,490
Service	1,674	1,020	2,808	1,947

Total gross revenue	12,097	9,847	19,051	17,437
Less - Common stock warrant discount - Product	(527)	(817)	(1,054)	(1,634)

Net revenue	11,570	9,030	17,997	15,803

Cost of revenue - Product (1)	5,041	2,899	7,097	6,160
Cost of revenue - Service	562	737	1,156	1,499

Total cost of revenue	5,603	3,636	8,253	7,659

Gross margin	5,967	5,394	9,744	8,144

Operating expenses:
Research and development (2)	7,803	12,725	16,888	24,066
Sales and marketing (2)	3,267	2,671	5,972	5,472
General and administrative (2)	1,437	1,588	2,772	3,129
Stock-based compensation	43	286	180	738

Total operating expenses	12,550	17,270	25,812	33,405

Loss from operations	(6,583)	(11,876)	(16,068)	(25,261)
Interest income, net	315	563	722	1,248

Net loss	$(6,268)	$(11,313)	$(15,346)	$(24,013)

Net loss per basic and diluted share	$(0.50)	$(0.92)	$(1.22)	$(1.95)

Weighted average common shares used in computing basic and diluted net loss per share	12,642,438	12,269,962	12,536,760	12,305,437

(1) Includes benefit from the utilization of inventory previously written off in 2001 as being in excess of demand	$476	$777	$685	$777

(2) Excludes certain non-cash, stock-based compensation, as follows:
Research and development	$38	$159	$137	$435
Sales and marketing	4	73	27	161
General and administration	1	54	16	142

	$43	$286	$180	$738

AVICI SYSTEMS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(unaudited)

Note 1

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenue:
Product	$10,423	$8,827	$16,243	$15,490
Service	1,674	1,020	2,808	1,947

Total gross revenue	12,097	9,847	19,051	17,437

Cost of revenue - Product	5,517	3,676	7,782	6,937
Cost of revenue - Service	562	737	1,156	1,499

Total cost of revenue	6,079	4,413	8,938	8,436

Gross margin	6,018	5,434	10,113	9,001

Operating expenses:
Research and development	7,803	12,725	16,888	24,066
Sales and marketing	3,267	2,671	5,972	5,472
General and administrative	1,437	1,588	2,772	3,129

Total operating expenses	12,507	16,984	25,632	32,667

Loss from operations	(6,489)	(11,550)	(15,519)	(23,666)

Interest income, net	315	563	722	1,248

Non-GAAP net loss	$(6,174)	$(10,987)	$(14,797)	$(22,418)

Non-GAAP net loss per basic and diluted share	$(0.49)	$(0.90)	$(1.18)	$(1.82)

Weighted average common shares used in computing basic and diluted net loss per share	12,642,438	12,269,962	12,536,760	12,305,437

Note 1 –	The above non-GAAP consolidated statements of operations for the three and six months ended June 30, 2004 and June 30, 2003 are not presented in accordance with generally accepted accounting principles (GAAP) and are presented for informational purposes only. These statements exclude the impact of non-cash charges related to common stock warrant discount and certain stock based compensation as well as credits resulting from utilization of excess inventory as presented in the following reconciliation. The Company believes that this presentation of non-GAAP results provides helpful information to both management and investors in assessing our operating performance.

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Non-GAAP net loss	$(6,174)	$(10,987)	$(14,797)	$(22,418)

Common stock warrant discount	(527)	(817)	(1,054)	(1,634)
Certain non-cash stock based compensation	(43)	(286)	(180)	(738)
Utilization of excess inventory	476	777	685	777

GAAP net loss	$(6,268)	$(11,313)	$(15,346)	$(24,013)

AVICI SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	June 30, 2004	December 31, 2003
	(Unaudited)
Assets
Cash and marketable securities	$60,274	$63,614
Inventories, net	2,414	1,206
Trade accounts receivable, net	9,655	6,620
Other current assets	932	1,200

Total current assets	73,275	72,640
Long-term investments	24,642	32,316
Property and equipment, net	8,270	10,658
Contract distribution rights	5,267	—
Other assets	244	432

Total assets	$111,698	$116,046

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$13,031	$13,084
Deferred revenue	3,812	2,689
Current portion of capital lease obligations	—	46
Stockholders’ equity	94,855	100,227

Total liabilities and stockholders’ equity	$111,698	$116,046

December 31, 2003 amounts are derived from audited financial statements.